UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)

235 Tennant Avenue, #5, Morgan Hill, California 95037
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 487-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

From November 14, 2007, through December 17, 2007, Save the World Air, Inc. (the “Company”) conducted and concluded a private offering (the “Fall 2007 Offering”) of up to $1,000,000 aggregate face amount of its convertible notes (the “Fall 2007 Notes”) with 13 accredited investors. $622,600 aggregate face amount of the Fall  2007 Notes were sold for an aggregate purchase price of $566,000.  Of this amount, $200,000 represents funds contributed to the Company by the Company’s newly elected chairman, Cecil Kyte. While the stated interest rate on the Fall 2007 Notes is 0%, the actual interest rate on the Fall 2007 Notes is 10%. The Fall 2007 Notes mature on the first anniversary of their date of issuance. The Fall 2007 Notes are convertible, at the option of the noteholder, into shares of common stock of the Company (the “Conversion Shares”) at an initial conversion price equal to the average of the closing bid price of the Company’s common stock for the five trading days preceding the closing dates of the Fall 2007 Offering (the “Conversion Prices”). Up to 1,596,410 Conversion Shares are initially issuable at a Conversion Price of $0.39 per share.

Each of the investors in the Fall 2007 Offering received, for no additional consideration, a warrant (the “Fall 2007 Warrants”), entitling the holder to purchase a number of shares of the Company’s common stock equal to 50% of the number of shares of common stock into which the Fall 2007 Notes are convertible (the “Warrant Shares”). Each Fall 2007 Warrant is exercisable on a cash basis only at an initial price of $0.50 per share, and is exercisable immediately upon issuance and for a period of two (2) years from the date of issuance. Up to 798,205 Warrant Shares are initially issuable on exercise of the Fall 2007 Warrants.

The Company received $566,000 gross and net proceeds in the 2007 Fall Offering. The proceeds of the Fall 2007 Offering will be used for general corporate purposes and working capital and to make the required $200,000 payment arising out of the Company’s Second Modification Agreement with certain investors, as reported in the Company’s Form 8-K filed on December 11, 2007.

Item 8.01 Other Events

At the Company’s 2007 Annual Meeting of Shareholders, conducted on December 13, 2007, shareholders elected the following individuals to serve as directors of the Company until the next annual meeting of shareholders and until their successors are elected and qualify:  Charles R. Blum, Joseph Helleis, Cecil Kyte, Nathan Shelton, John F. Price and Steven Bolio.  Following the shareholders’ meeting, the board elected, by majority vote, Cecil Kyte to serve as chairman of the board. The board also elected, by unanimous vote, the following officers:  Charles R. Blum – President and Chief Executive Officer; Eugene E. Eichler – interim Chief Financial Officer; John Richard Bautista, III – Executive Vice-President and Chief Operating Officer; and Jerry Jones – Controller and Corporate Secretary.

Item 9.01 Financial Statements and Exhibits

9.1	Form of Note Purchase Agreement

9.2	Form of Fall 2007 Notes

9.3	Form of Fall 2007 Warrants

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2007	SAVE THE WORLD AIR, INC.

	By:	/s/ Charles R. Blum
Charles R. Blum
President and Chief Executive Officer

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